                                                                  Exhibit 10.39

                                    SUBLEASE

        THIS SUBLEASE ("Sublease") is entered into as of the 19th day of February, 1999 between CYGNUS, INC., a Delaware corporation ("Sublandlord"), and THE 3DO COMPANY, a California corporation ("Subtenant"), with reference to the following facts:

        A. Pursuant to that certain Ten-Year Industrial Net Lease Agreement dated September 27, 1998 ("Lease"), between Seaport Centre Venture Phase I, a California general partnership, as landlord ("Seaport"), and Cygnus, as tenant, as amended by the First Amendment to Ten-Year Industrial Net Lease Agreement dated May 15, 1992 ("First Amendment"), the Second Amendment to Ten-Year Industrial Net Lease Agreement dated August 8, 1992 ("Second Amendment"), and the Third Amendment to Ten-Year Industrial Net Lease Agreement dated June 9, 1998 ("Third Amendment") (collectively, the "Master Lease"), a copy of which is attached hereto as EXHIBIT A and made a part hereof, Sublandlord leases from Landlord (as defined below) and Landlord leases to Sublandlord approximately 32,038 rentable square feet of space consisting of two (2) buildings located at 701 Galveston Street and 501 Chesapeake Drive, Redwood City, California ("Master Lease Premises"). Metropolitan Life Insurance Company, a New York corporation ("Landlord"), is the successor-in-interest to Seaport as landlord under the Master Lease.

        B. Subtenant desires to sublet from Sublandlord the portion of the Master Lease Premises commonly known as 501 Chesapeake Drive, Redwood City, California, consisting of approximately 11,158 rentable square feet, as more particularly set forth in EXHIBIT B attached hereto and made a part hereof ("Subleased Premises"), and Sublandlord does hereby sublet the same to Subtenant, upon the terms, covenants and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

        1. SUBLEASE. Sublandlord does hereby sublease and demise to Subtenant, and Subtenant does hereby hire and take from Sublandlord, all of the Subleased Premises subject to: (i) the covenants, agreements, terms, provisions and conditions of this Sublease for the term hereinafter stated; and (ii) the applicable covenants, agreements, terms, provisions and conditions of the Master Lease. Subtenant hereby acknowledges receipt of the copy of the Master Lease attached hereto as EXHIBIT A. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Lease.

        2. TERM.

           A. The term of this Sublease ("Term") shall commence on the date (the "Commencement Date") which is the earlier to occur of (i) the date on which Sublandlord delivers possession of the Subleased Premises to Subtenant in the condition set forth in Paragraph 8.A of this Sublease or (ii) May 1, 1999, and shall end on December 10, 2003, unless sooner terminated pursuant to this Sublease, the Master Lease, or pursuant to law. Sublandlord and Subtenant expect that the Commencement Date will be May 1, 1999. If for any reason Sublandlord cannot deliver possession of the Subleased Premises to Subtenant on or before

May 1, 1999, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease, or the obligations of Subtenant hereunder, or extend the Term, but in such case, Subtenant shall not be obligated to pay Rent (as defined in Paragraph 4.B of this Sublease) or perform any other obligation of Subtenant under the terms of this Sublease until Sublandlord delivers possession of the Subleased Premises to Subtenant. If possession of the Subleased Premises is not delivered to Subtenant on or before May 10, 1999, Subtenant may, at its option, cancel this Sublease by delivering to Sublandlord written notice of such election by 5:00 p.m. (California time) on May 20, 1999, in which event Sublandlord shall promptly return to Subtenant all amounts previously paid by Subtenant to Sublandlord hereunder and the parties shall be discharged from all obligations hereunder. Sublandlord's failure to receive Subtenant's written notice canceling this Sublease by 5:00 p.m. (California time) on May 20, 1999 shall be conclusively deemed Subtenant's waiver of such cancelation right and its election to keep this Sublease in full force. Promptly after the Commencement Date, the parties shall execute a memorandum confirming the Commencement Date; provided, however, failure to execute such memorandum shall not affect the validity of this Sublease.

          B. Subtenant shall have the right of access to the Subleased Premises, subject to all of the provisions of this Sublease, other than payment of base rent and Additional Rent (as defined in Paragraph 4.B below) other than utilities, at any time between the date of Landlord's consent to this Sublease and the Commencement Date solely for the purposes of performing measurements and space planning, but not for any construction of Alterations (as defined in Paragraph 8.B below), provided that Subtenant shall give Sublandlord reasonable prior notice in advance of accessing the Subleased Premises and shall use best efforts not to unreasonably interfere with the activities of Sublandlord within the Subleased Premises.

     3. USE. Subtenant shall use the Subleased Premises in strict conformance with allowable uses under the Master Lease and for no other purpose without the prior written consent of Sublandlord and Landlord. Subtenant hereby represents and warrants that it shall not use any Hazardous Materials or Permitted Hazardous Materials (as each such term is described or defined in Paragraph 9 of the Master Lease and Rider No. 1) within the Subleased Premises; provided, however, as between Sublandlord and Subtenant only, Sublandlord agrees that Subtenant may use and store office supplies and products typically found in an office use which may contain Hazardous Materials. Unless Landlord agrees in writing to the contrary, Subtenant shall strictly comply with all of the applicable terms and conditions of Paragraph 9 and Rider No. 1 of the Master Lease.

     4.   RENT.

          A. Subtenant shall pay Sublandlord as monthly base rent for the Subleased Premises on the first (1st) day of each calendar month during the Term of this Sublease according to the following schedule:


                   MONTHS                         AMOUNT
                      1                             Free
                    2 - 12                       $25,663.40
         (plus partial month at Term
                commencement)
                   13 - 24                       $26,332.88
                   25 - 36                       $27,002.36
                   37 - 48                       $27,671.84
                49-end of Term                   $28,341.32

The base rent for second full calendar month of the Term shall be due and payable on the mutual execution of this Sublease. The base rent for any partial month at the commencement of the Term shall be paid within five (5) days after the Commencement Date. All Rent shall be payable, in advance, without any offset, deduction, or abatement (except as otherwise expressly provided herein), and without prior notice or demand. The base rent shall be a triple net rent, and Subtenant shall also be fully responsible for Additional Rent applicable to the Subleased Premises pursuant to Paragraph 4.B below. Base rent and Additional Rent for any partial calendar month shall be prorated based on the actual number of days in such month.

          B. Except for the first full calendar month of the Term, during which time Subtenant shall only reimburse Sublandlord for its utility expenses, Subtenant shall also pay to Sublandlord all Additional Rent applicable to the Subleased Premises for each calendar month of the Term. If Landlord bills Subtenant for any such Additional Rent, Subtenant shall pay the same to Landlord in accordance with the Master Lease, which payment shall satisfy Subtenant's obligation to pay such Additional Rent hereunder. If Sublandlord bills Subtenant for any such Additional Rent, Subtenant shall pay the same to Sublandlord within ten (10) days thereafter. If Subtenant fails to reimburse Sublandlord for Additional Rent within such ten (10) day period, Subtenant shall also pay interest on such amount at ten percent (10%) per annum from the date due until paid. As used in this Sublease, the term "Additional Rent" shall mean all payments which Subtenant is required to pay under this Sublease other than monthly base rent, together with all payments which Sublandlord is required to pay to Landlord with respect to the Subleased Premises during the Term pursuant to the Master Lease other than monthly base rent; provided, however, "Additional Rent" shall not include any amounts that are imposed or incurred because of (i) Sublandlord's failure to pay or perform its obligations under the Master Lease through no fault of Subtenant, (ii) the violation by Sublandlord or its employees, agents or contractors of any applicable laws, codes, rules, regulations or other governmental directives or (iii) the negligence or willful misconduct of Sublandlord or its employees, agents or contractors. Subtenant shall, at its own expense, contract for and pay directly for its telephone service for the Subleased Premises and shall pay for all utilities as set forth in Paragraph 8 of the Master Lease, Paragraph 6(c) of the Second Amendment and Paragraph 7 of the Third Amendment. For purposes herein, "Rent" shall mean all monthly base rent and Additional Rent.

         5. INCORPORATION OF MASTER LEASE. Except to the extent that they are inapplicable to, or modified by, or excluded by, the terms of this Sublease, all of the covenants, agreements, terms, provisions and conditions of the Master Lease are hereby incorporated into and made a part of this Sublease. Except to the extent that they are inapplicable to, or modified by, the terms of this Sublease, the rights and obligations contained in the Master Lease are hereby imposed upon the respective parties hereto, Sublandlord being substituted for "Lessor" named in the Master Lease, Subtenant being substituted for "Lessee" named in the Master Lease, and "Subleased Premises" being substituted for the "Premises" named in the Master Lease, except for Paragraphs 1, 2, 3, 4, 5, and 6, Paragraph 26(g), the last sentence of the first paragraph of Paragraph 28, Paragraph 30, Paragraph 34(b), Paragraph 35, Paragraph 38, Paragraph 39, Paragraph 41, Exhibits A, A1, B and C of the Lease; the First Amendment in its entirely; Paragraphs 2, 4, 5, 6 and 7, the first two (2) grammatical paragraphs of Paragraph 3, and all references to Buildings 5 and 8 in Paragraph 8 of the Second Amendment; all references to Buildings 5 and 8 in the Third Amendment; and Section 2, Section 4(b)(iii), 4(b)(iv), Section 4(c), Section 5, Section 6(i), Section 8, Section 9, Section 10, Section 13, Section 14 and Section 16 of the Third Amendment, which are hereby deleted from this Sublease. Notwithstanding the foregoing, the references to "Lessor" in the following sections and paragraphs of the Master Lease shall mean Landlord and not
Sublandlord: the last sentence of the second grammatical paragraph of Paragraph 4 of the Lease; Paragraph 7 of the Lease; the fourth sentence of the second grammatical paragraph of Paragraph 9 of the Lease; Paragraph 12(b) of the Lease; Paragraph 17 of the Lease; Paragraph 32 of the Lease; Paragraph 37 of the Lease; Paragraph 42(x) of the Lease; Sections 1.4.2 and 1.7 of Rider No. 1 to the Lease; and Section 11 of the Third Amendment. Except as so excluded, inapplicable or modified, all acts and obligations to be performed and all of the terms and conditions to be observed by Sublandlord as Lessee under the Master Lease with respect to the Master Lease Premises shall be performed and observed by Subtenant with respect to the Subleased Premises.

         6. SUBORDINATION TO THE MASTER LEASE. This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinate to the Master Lease. If any conflict between the Master Lease and the Sublease occurs, as between Sublandlord and Subtenant this Sublease will control. Unless Landlord agrees in writing to the contrary pursuant to Paragraph 14 below, termination of the Master Lease shall extinguish the Sublease at Landlord's discretion, without liability to Sublandlord provided that such termination is not due to the default of Sublandlord under the Master Lease or to the voluntary surrender by Sublandlord of its rights under the Master Lease. Subtenant shall have no right to assign this Sublease or further sublet the Subleased Premises without the prior written consent of Sublandlord and Landlord in strict conformance with the terms of Paragraph 15 of the Master Lease.

         7. MODIFICATIONS TO INCORPORATED TERMS OF MASTER LEASE. Subtenant agrees that, notwithstanding anything to the contrary in this Sublease and the Master Lease, Sublandlord shall not be required to provide any of the services, make any of the repairs (including, without limitation, maintenance and repairs required pursuant to Paragraph 12(b), Paragraph 24, and Paragraph 25 of the Master Lease), improvements or restorations, or perform any of the other obligations that the Landlord has agreed to provide or make or cause to be provided or made under the provisions of the Master Lease, including, without limitation, repairs, utilities, insurance and indemnification obligations, and Subtenant shall look to Landlord for the provision or making thereof. Notwithstanding the foregoing, Sublandlord agrees: (i) to maintain the insurance required under Paragraph 20 of the Master Lease as applicable to the Master Lease Premises and Sublandlord's personal property; and (ii) that the provisions of Paragraph 19 of the Master Lease shall apply as between Sublandlord and Subtenant. Sublandlord, upon request of Subtenant, agrees to use reasonable efforts to cause Landlord to observe and/or perform any such obligations; provided, however, without limiting the generality of the foregoing, the obligation of

Sublandlord to use "reasonable efforts" shall be construed as requiring Sublandlord, if necessary, to institute or prosecute any legal action or proceeding if Landlord shall default in the performance of any such obligations under the terms of the Master Lease. Sublandlord's obligations in respect thereto shall be to use its diligent efforts to assist Subtenant hereunder in any claims or proceedings against Landlord (including assigning Sublandlord's rights under the Master Lease to the extent necessary to permit Subtenant to institute legal proceedings to obtain Landlord's performance) as long as Subtenant agrees to reimburse Sublandlord for all costs associated with such actions or proceedings under the Master Lease; provided, however, that Sublandlord and Subtenant shall equitably share such costs to the extent the actions or proceedings affect the Subleased Premises and other portions of the Premises.

         8.       CONDITION OF SUBLEASED PREMISES.

                  A. Sublandlord shall deliver the Subleased Premises to Subtenant on the Commencement Date in its present "as-is" condition, and Subtenant shall rely solely on Subtenant's own inspection of the Subleased Premises and the physical condition thereof, including, without limitation, accessibility and location of utilities, the condition of improvements and the existence of Hazardous Materials, and not on any representations or warranties of Sublandlord or its agents, employees or contractors, whether express or implied, except as set forth in the next sentence. Notwithstanding the foregoing, Sublandlord shall, at its own cost, deliver the Subleased Premises in broom clean condition, with all furniture in place, all building systems servicing the Subleased Premises operating satisfactorily, and will patch and provide touch up paint where Sublandlord deems necessary.

                  B. Subtenant shall not make or suffer to be made any alterations, additions or improvements (collectively, "Alterations") in, on or to the Subleased Premises without the prior written consent of Sublandlord and Landlord, which consent shall be given or withheld by each of them in accordance with Paragraph 11 of the Master Lease. All Alterations shall be performed in strict compliance with Paragraph 11 of the Master Lease. In the event Sublandlord and Landlord consent to the making of any such Alterations by Subtenant, the same shall be made by Subtenant at Subtenant's sole cost and expense, and any contractor or person selected by Subtenant to make the same shall first be approved in writing by Sublandlord and Landlord. Subject to Sublandlord's right to approve plans, specifications and permits in accordance with Paragraph 11 of the Master Lease, and subject to Landlord's rights under Paragraph 11 of the Master Lease, Sublandlord hereby consents to the proposed Alterations described on attached EXHIBIT C. Upon the expiration or sooner termination of this Sublease, Subtenant shall, upon demand by Sublandlord or Landlord, at Subtenant's sole cost and expense, forthwith and with all due diligence, remove any Alterations made or paid for by Subtenant, and repair and restore the Subleased Premises to their original condition on the Commencement Date, ordinary wear and tear excepted. Without limiting the foregoing, Subtenant acknowledges and agrees that its obligations to surrender and restore the Subleased Premises may include construction of improvements in existence on the Commencement Date which are subsequently removed by Subtenant, and Subtenant agrees to construct the same notwithstanding Landlord's and Sublandlord's consent to removal of such improvements during the Term; provided, however, at the expiration of the Term or upon the earlier termination thereof as a result of Sublandlord's default which terminates the Master Lease (but not the earlier termination thereof as a result of any other default or event), if Landlord does not require such construction of improvements, then Sublandlord shall not require such construction of improvements. Finally, Sublandlord will cooperate with Subtenant to acquire Landlord's consent to any Alterations, but Subtenant acknowledges that Sublandlord makes no representation as to Landlord's willingness to consent to such Alterations and shall have no liability for Landlord's failure to provide such consent.

                  C. Subtenant shall, at its sole cost, make all modifications, alterations and improvements to the Subleased Premises and Building that are required by any applicable city, state or federal rule, law, regulation or order because of: (i) Subtenant's particular use of the Subleased Premises or Building; (ii) Subtenant's application for any permit or governmental approval; or (iii) Subtenant's making of any Alteration to or within the Subleased Premises. All other improvements or capital expenditures relating to modifications, alterations or improvements to the Subleased Premises or Building shall be governed by the terms and conditions of Paragraphs 10 and 11 of the Master Lease.

         9. INSURANCE. Subtenant, at its sole cost and expense, shall obtain and keep in full force and effect during the entire term of this Sublease such insurance, and in such amounts, as are required under Paragraph 20 of the Master Lease. Sublandlord and the Landlord shall be named as additional insured parties under any such liability policy of insurance. Subtenant and Sublandlord shall each obtain from their respective insurers hereof a waiver of all rights of subrogation as set forth in Paragraph 19 of the Master Lease and the other waivers contained in Paragraph 19 shall apply as between the Subtenant and Sublandlord. Notwithstanding any contrary provision of this Sublease, as between Sublandlord and Subtenant, the foregoing waiver of subrogation shall control.

         10. SECURITY DEPOSIT. Upon execution hereof, Subtenant shall deposit with Sublandlord Twenty-Eight Thousand Three Hundred Forty-One and 32/100 Dollars ($28,341.32) in cash, as security for the performance by Subtenant of the terms and conditions of this Sublease. If Subtenant fails to pay Rent or otherwise defaults with respect to any provision of this Sublease, Sublandlord may draw upon, use, apply or retain all or any portion of the security deposit for the payment of any Rent, other expenses arising out of any such default, for the payment of any other sum which Sublandlord has become obligated to pay by reason of Subtenant's default, or to compensate Sublandlord for any out-of-pocket expenses which Sublandlord has suffered thereby. If Sublandlord so uses or applies all or any portion of the security deposit, then Subtenant shall, within ten (10) days after demand therefor, deposit cash with Sublandlord in the amount required to restore the security deposit. At the end of the Sublease Term, Sublandlord shall return to Subtenant that portion of the security deposit which has not been applied by Sublandlord pursuant to this Paragraph 10, or which is not otherwise required to cure Subtenant's defaults, without interest. Sublandlord may hold such security deposit together with Sublandlord's other funds.

         11. TIME LIMITS. The time limits provided in the Master Lease for the giving of notices, making demands, performance of any act, condition, or covenant, or the exercise of any right or remedy (excluding the payment of Rent), are changed solely for the purpose of incorporation as the terms of this Sublease by lengthening or shortening the same in each instance by three (3) days (or two (2) days for any three (3) day period), as appropriate; so that notices may be given, demands made, or any act, condition, or covenant performed, or any right or remedy exercised, by Sublandlord or Subtenant, as the case may be, within the time limit relating thereto contained in the Master Lease.

         12. NOTICES. All notices and other communications under this Sublease shall be properly given only if made in writing and either (i) sent via facsimile to the party at the facsimile number set forth in this Paragraph 12 (or such other facsimile number as such party may designate by ten (10) days' prior notice to the other party) with a copy of such notice mailed to the party by first class mail on the same day, or (ii) mailed by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier or air express service) to the party at the address set forth in this Paragraph 12 (or such other address as such party may designate by ten (10) days' prior notice to the other party). Such notices and other communications shall be effective on the date of receipt (evidenced by a facsimile machine-generated confirmation of receipt or the certified mail receipt) if sent via facsimile or if mailed, or on the date of hand delivery if hand delivered; provided, however, if any such notice or other communication is received on a Saturday, Sunday or federal holiday, then such notice or other communication shall be effective on the immediately following business day. If any such notice or communication is not received or cannot be delivered due to a change in the facsimile number or the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted.

Notices and communications to Sublandlord shall be sent to:

                  Cygnus, Inc.
                  400 Penobscot Drive
                  Redwood City, CA  94063
                  Attn:    President and Chief Executive Officer
                  Telephone:  (650) 369-4300
                  Facsimile:  (650) 369-5318

Notices and communications to Subtenant shall be sent to:

                  The 3DO Company
                  600 Galveston Drive
                  Redwood City, CA 94063
                  Attn:  Chief Financial Officer
                  Telephone:  (650) 261-3000
                  Facsimile:  (650) 261-3151

         13. AMENDMENTS. Sublandlord and Subtenant shall not amend in any respect this Sublease unless such is in writing and signed by both parties.

         14. CONSENT. This Sublease shall be subject to and conditioned upon the following: (i) Subtenant and Landlord agreeing to Subtenant's nondisturbance language attached hereto as EXHIBIT D, or similar commercially reasonable language, within ten (10) business days after the commencement of Landlord's thirty (30) day review period of this Sublease pursuant to the Master Lease;
(ii) consent by Landlord to the terms and conditions of this Sublease, and this Sublease shall not become effective unless and until such consent is executed and delivered by Landlord; and (iii) the execution of a binding lease assignment agreement (the "Assignment") between Subtenant and Heartport, Inc. with respect to Heartport's lease of the adjacent premises located at 525 Chesapeake Drive, Redwood City, California, and the written approval of same by

Landlord. If Subtenant provides written notice by the tenth (10th) business day that Subtenant elects to terminate the Sublease for the failure to agree to acceptable nondisturbance language with Landlord, the Sublease shall terminate. If Subtenant fails to provide such written notice of its termination election by such date, this Sublease shall remain in full force and effect, and Subtenant's termination right shall be null and void. In addition, if (a) Landlord fails to consent to this Sublease within thirty (30) days of the date of this Sublease, or (b) Subtenant and Heartport, Inc. have not executed the Assignment, which has been approved by Landlord, all within thirty (30) days of the date of this Sublease, then Sublease shall automatically terminate and neither party shall have any continuing rights against or obligations to the other with respect to the Subleased Premises or this Sublease, except that Sublandlord shall thereupon return to Subtenant all advance rents and security deposits paid by Subtenant to Sublandlord.

         15.      INDEMNIFICATION.

                  A. Subtenant shall indemnify, defend, protect and hold harmless Sublandlord and Sublandlord's officers, directors, shareholders, agents and employees (collectively, "Sublandlord's Parties") from and against all claims, liability, cost, damage and expense (including, without limitation, reasonable attorneys' fees) arising from either: (i) the negligence, willful misconduct, or breach of this Sublease by Subtenant or Subtenant's officers, directors, shareholders, agents or employees (collectively "Subtenant's Parties"), (ii) the use of the Subleased Premises by Subtenant or Subtenant's Parties; (iii) the construction of any Alterations or any claims for work or labor performed, or for materials or supplies furnished to or at the request of Subtenant in relation thereto; or (iv) the use, release or disposal of Hazardous Materials by Subtenant or Subtenant's Parties; provided, however, that the indemnification provided in this Paragraph 15.A shall not apply to the extent that any claim, liability, cost, damage or expense arises from the negligence, willful misconduct or breach of this Sublease by Sublandlord or Sublandlord's Parties.

                  B. Sublandlord shall indemnify, defend, protect and hold harmless Subtenant's Parties from and against all claims, liability, cost, damage and expense (including, without limitation, reasonable attorneys' fees) arising from either (i) the negligence, willful misconduct, or breach of this Sublease by Sublandlord or Sublandlord's Parties; (ii) the use of the Master Lease Premises by Sublandlord or Sublandlord's Parties; or (iii) the use, release or disposal of Hazardous Materials by Sublandlord or Sublandlord's Parties in the Building; provided, however, that the indemnification provided in this Paragraph 15.B shall not apply to the extent that any claim, liability, cost, damage or expense arises from the negligence, willful misconduct or breach of this Sublease by Subtenant or Subtenant's Parties.

                  C. The terms of this Paragraph 15 shall survive the expiration or termination of this Sublease and, as between Sublandlord and Subtenant, shall supersede the terms of Paragraph 17 of the Master Lease and Paragraph 1.7 of Rider No. 1.

         16.      MISCELLANEOUS.

                  A. Subtenant shall be entitled to use, on a nonexclusive basis and free of charge, all of the parking stalls available for use by Sublandlord for the Subleased Premises at the ratio set forth in the Master Lease.

                  B. Subtenant shall be responsible and shall pay to Sublandlord promptly upon demand, any late charges owed arising out of Subtenant's late payment of Rent hereunder.

                  C. This Sublease may be executed in counterparts each of which when executed shall constitute but one original, and all of which together shall constitute a single agreement.

                  D. Subtenant shall have the right, at its sole cost and expense, to install door signage at the entrance to the Premises. All signage shall be subject to the terms of the Master Lease and the consent of Sublandlord, Landlord, and the City of Redwood City.

                  E. Sublandlord and Subtenant each represents and warrants to the other that they have negotiated this Sublease directly with CPS and Tory Corporate Real Estate Advisors, Inc. (dba The Staubach Company) (collectively "Brokers"). Sublandlord shall pay the Brokers a commission pursuant to a separate written agreement with The Staubach Company. Subtenant has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Subtenant in connection with this Sublease. Each party shall hold the other harmless from and indemnify and defend the other against any and all claims by any real estate broker or salesman other than the Brokers identified above claiming to represent that party for a commission, finder's fee or other compensation as a result of each party entering into this Sublease.

                  F. Should Subtenant, or any of its successors in interest, holdover the Subleased Premises, or any part thereof, after the expiration of the Term of this Sublease, unless otherwise agreed to in writing, such holding over shall constitute and be construed as tenancy from month-to-month only at a monthly rent equal to one hundred fifty percent (150%) of the monthly base rent owed during the final year of the Term of this Sublease as the same may be extended from time to time. This inclusion of the preceding sentence shall not be construed as Sublandlord's permission for Subtenant to holdover.

                  G. Sublandlord represents to Subtenant that: (i) the Master Lease is in full force and effect; (ii) Sublandlord has received no written notice asserting any default by Sublandlord under the Master Lease; and (iii) to the actual knowledge of Sublandlord's employees who are responsible for administering the Master Lease, without duty of inquiry, (A) no default exists on the part of Landlord, and (B) there exists no event that, with the passing of time or the giving of notice or both, would constitute a default on the part of Sublandlord or Landlord. Sublandlord agrees to maintain the Master Lease in full force and effect except to the extent its failure to maintain the Master Lease is due to the failure of Subtenant to comply with its obligations under this Sublease provided Subtenant receives prior written notice from Sublandlord as required by the Master Lease (as modified by Paragraph 11 above). Except to the extent that Subtenant is obligated to perform the obligations of the lessee named in the Master Lease, Sublandlord agrees to perform its obligations under the Master Lease. During the Term, Sublandlord shall not enter into any amendment of the Master Lease that would diminish Subtenant's rights or increase Subtenant's obligations.

                  H. The undersigned representative of Sublandlord and Subtenant affirms that he/she is duly authorized to execute this Sublease on behalf of his/her company and that this

Sublease is entered into with the consent of the Board of Directors of his/her company, if so required.

                  I. In the event of any damage, casualty or condemnation affecting the Subleased Premises, Rent payable by Subtenant shall be abated in the same proportion that Sublandord is entitled to abate rent under the Master Lease.

                  J. If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' fees, experts' fees and court costs.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of this date first above written.

"SUBLANDLORD"                               "SUBTENANT"

CYGNUS, INC.,                               THE 3DO COMPANY,
a Delaware corporation                      a Californiacorporation

By:     /s/ Barbara G. McClung              By:    /s/ John Adams
    ------------------------------------         ----------------------------

Its:  Vice President and General Counsel    Its:           CFO
     -----------------------------------         ----------------------------

                              EXHIBIT A TO SUBLEASE

                                  MASTER LEASE

Ten -Year Industrial Net Lease Agreement (Building No. 8), dated September 27, 1988 between the Registrant and Seaport Centre Venture Phase I, incorporated by reference to Exhibit 10.27 of the Registrant's Form S-1 Registration Statement No. 33-38363.

First Amendment to Ten-Year Industrial Net Lease Agreement, dated May 15, 1992 1988 between the Registrant and Seaport Centre Venture Phase I (expired).

Second Amendment to Ten-Year Industrial Net Lease Agreement, dated August 8, 1992 1988 between the Registrant and Seaport Centre Venture Phase I (expired).

Third Amendment to Ten-Year Industrial Lease Agreement (Building No. 8), dated June 9, 1998 between the Registrant and Metropolitan Life Insurance Company, a New York corporation (predecessor in interest to Seaport Centre Venture Phase
I), incorporated by reference to Exhibit 10.30 of the Registrant's Form 10-K for the fiscal year ended December 31, 1998.

                             EXHIBIT B TO SUBLEASE

                         DEPICTION OF SUBLEASED PREMISES

                              EXHIBIT C TO SUBLEASE

                       DESCRIPTION OF PROPOSED ALTERATIONS

All of the alterations and improvements to the Subleased Premises described on the drawings prepared by Holey Associates, dated 1/19/99, entitled "Issued for Permit/Construction.

                              EXHIBIT D TO SUBLEASE

                           NON-DISTURBANCE PROVISIONS

                                 [See attached]

                               CONSENT TO SUBLEASE

                                February 25, 1999

TO PRIME TENANT:
         Cygnus, Inc.
         400 Penobscot Drive
         Redwood City, CA 94063
         Attention:  Barbara McClung, Senior Vice President

TO SUBTENANT:

         THE 3DO COMPANY,
         a Delaware corporation
                  &
         THE 3DO COMPANY,
         a California corporation
                  both at
         600 Galveston Drive
         Redwood City, CA  94063

Re: Seaport Centre, 501 Chesapeake Drive, Redwood City, California Sublease by Cygnus, Inc. to The 3DO Company

Ladies and Gentlemen:

         Reference is made to the written lease dated as of September 27, 1988, between Seaport Centre Venture Phase I, a California general partnership, predecessor in interest to Metropolitan Life Insurance Company, a New York corporation ("Landlord"), and Cygnus Research Corporation, a California corporation, predecessor in interest to Cygnus, Inc., a Delaware corporation, as lessee ("Prime Tenant"), as amended by the First Amendment to Ten-Year Industrial Net Lease Agreement dated May 15, 1992, the Second Amendment to Ten-Year Industrial Net Lease Agreement dated August 8, 1992 and the Third Amendment to Ten-Year Industrial Net Lease Agreement dated June 9, 1998 (collectively, as amended, the "Prime Lease"), covering the premises ("Prime Lease Premises") described in the Prime Lease. Pursuant to the terms of the Prime Lease, Prime Tenant has requested our consent to a written sublease dated as of February 19, 1999 (the "Sublease") to and by The 3DO Company, a Delaware corporation ("Subtenant" or "The 3DO Company") of that space ("Sublet Premises") known as 501 Chesapeake Drive, Redwood City, California and more particularly described in the Sublease, a copy of which Sublease is appended hereto as EXHIBIT A and made a part hereof. Except as set forth above, the Prime Lease has not been amended or modified.

         We hereby grant our consent to the Sublease upon the following express terms and conditions of this letter (the "Consent Letter"):

         1. The Sublease is subject and subordinate to the Prime Lease and to all of its terms, covenants, conditions, provisions and agreements. Except to the extent otherwise defined in this Consent Letter, capitalized terms shall have the respective meanings set forth in the Prime Lease.

         2. Except for monthly rent payable by Prime Tenant under the Prime Lease, the Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Prime Lease to the extent applicable to the Sublet Premises, applicable to the period covered by the Sublease, except that liability survives expiration or termination of the Sublease as to obligations which are intended to survive the expiration or termination of the Prime Lease.

Cygnus, Inc.
February 25, 1999
Page 2


         3. Neither the Sublease nor this consent thereto shall:

                  (a) release or discharge Prime Tenant from any liability, whether past, present or future, under the Prime Lease;

                  (b) operate as an approval by us to or for any of the specific terms, covenants, conditions, provisions or agreements of the Sublease and we shall not be bound thereby;

                  (c) be construed to modify, waive or affect any of the terms, covenants, conditions, provisions or agreements of the Prime Lease, or to waive any breach thereof, or to waive, reduce or derogate from any of our rights as Landlord thereunder, or to enlarge or increase our obligations as Landlord thereunder; or

                  (d) be construed as a consent by us to any further subletting either by Prime Tenant or by the subtenant or to any assignment by Prime Tenant of the Prime Lease or assignment by the Subtenant of the Sublease, whether or not the Sublease purports to permit the same and both Prime Tenant and the Subtenant agree that: the Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises or permit any portion of the Sublet Premises to be used or occupied by any other party. Notwithstanding any provision of the foregoing to the contrary, provided that Subtenant has first obtained the consent of the Prime Tenant, Landlord agrees that one (and only one) further assignment of the Sublease or sublet of all or any portion of the Subleased Premises shall be subject to Landlord's prior written approval in accordance with the assignment and subletting provisions stated in the Prime Lease. Any such further assignment or sublet, or Landlord's consent thereto, shall not release Prime Tenant of its obligations and liability under the Prime Lease or release Subtenant of its obligations and liability hereunder. Prime Tenant, Subtenant and Landlord agree that Landlord shall be entitled to one-half (1/2 ) of any excess rent payable with respect to any such further assignment of the Sublease or sublet of all or any portion of the Subleased Premises in the same manner as if Subtenant was the Lessee under paragraph 15(d) of the Prime Lease.

         4. Prime Tenant shall not be released from any liability under the Prime Lease because of our failure to give notice of default under or in respect of any of the terms, covenants, conditions, provisions or agreements of the Prime Lease.

         5. Prime Tenant immediately and irrevocably assigns to Landlord all rent and other payments due from Subtenant under the Sublease, provided however, that Prime Tenant shall have a license to collect such rent and other payments until the occurrence of an event of default under any of the provisions of the Prime Lease, regardless of whether or not notice of such event of default has been given. At any time at our option, we shall have the right to give notice to the Subtenant of such assignment. We shall credit Prime Tenant with any rent received by us under such assignment but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever serve to release Prime Tenant from any liability under the terms, covenants, conditions, provisions or agreement under the Prime Lease. No such payment of rent or any other payment by the Subtenant directly to Landlord and/or acceptance of such payment(s) by Landlord, regardless of the circumstances or reasons therefor, shall in any manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of either a specific written agreement signed by us to such an effect or written notice from Landlord to Subtenant pursuant to paragraph 7 below or be deemed a breach of the Sublease by Subtenant.

         6. Both Prime Tenant and the Subtenant shall be and continue to be liable for the payment of (a) all bills rendered by us for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises, including without limitation, any services and materials supplied beyond that which is required by the terms of the Prime Lease and (b) any additional costs incurred by Landlord for maintenance and repair of the Sublet Premises as the result of Subtenant (rather than Prime Tenant) occupying the

Cygnus, Inc.
February 25, 1999
Page 3

Sublet Premises (including but not limited to any excess cost to Landlord of services furnished to or for the Sublet Premises resulting from the extent to which Subtenant uses them for purposes other than as set forth in the Prime Lease).

         7. The term of the Sublease shall expire and come to an end, regardless of any provision of the Sublease to the contrary, upon the earlier of (i) its natural expiration date or any premature termination date thereof or (ii) concurrently with any premature termination or natural expiration of the Prime Lease (whether by consent or other right, now or hereafter agreed to by Landlord or Prime Tenant, or by operation of law or at Landlord's option in the event of default by Prime Tenant). Notwithstanding the foregoing, in the event that the Term (as defined in the Prime Lease) of the Prime Lease should be terminated, for any reason other than as a result of Landlord's right to terminate the Prime Lease for casualty or condemnation as provided in the Prime Lease, prior to the expiration of the term of the Sublease, it is agreed that Landlord will recognize Subtenant's right to possession of the Sublet Premises, and Subtenant and Landlord shall be bound to each other under the terms, covenants and conditions of the Sublease and as otherwise provided in paragraph 8 below, for the remaining balance of the natural term of the Sublease (as opposed to early termination) thereof, with the same force and effect as if Landlord were the sublessor under such Sublease, and Subtenant does hereby agree to attorn to Landlord as its landlord, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Agreement.

         8. In the event of a recognition and attornment as provided in paragraph 7 above, Subtenant shall observe and perform: (i) each of the terms, covenants and conditions of the Sublease except those designated on Exhibit B hereto, which terms, covenants and conditions shall be of no force or effect between Landlord and Subtenant, and (ii) those other terms, covenants and conditions to which the parties have agreed as set forth in Exhibit C. It is further agreed that Landlord shall not be:

                  (a)      liable for any act or omission of Prime Tenant; or

                  (b) obligated to cure any defaults of Prime Tenant which occurred prior to the time that Landlord succeeded to the interest of landlord under the Sublease; or

                  (c) subject to any offsets or defenses which Subtenant may be entitled to assert against any prior landlord (including Prime Tenant); or

                  (d) bound by any payment of any kind, including without limitation, rent or additional rent, by Subtenant to any prior landlord (including Prime Tenant) for more than one month in advance except to the extent Landlord has actually received for its own account such rent; or

                  (e) bound by any amendment or modification of the Sublease made without the written consent of Landlord; or

                  (f) liable or responsible for or with respect to the retention, application and/or return to Subtenant of any security deposit or other refundable amounts paid to any prior landlord (including Prime Tenant), whether or not still held by such prior landlord, except to the extent Landlord has actually received for its own account as landlord such security deposit or other refundable amounts.

         9. This consent is not assignable, nor shall this consent be a consent to any amendment, modification, extension or renewal of the Sublease, without Landlord's prior written consent (which consent shall not be unreasonably withheld) and provided that Prime Tenant has timely and validly exercised its option to extend the term of the Prime Lease.

         10. Prime Tenant covenants and agrees that under no circumstances shall we be liable for any brokerage commission or other charge or expense in connection with the Sublease and Prime Tenant hereby indemnifies and agrees to protect, defend and hold us harmless against same and against all

Cygnus, Inc.
February 25, 1999
Page 4


liability, loss, damage, cost or expense (including but not limited to counsel fees) in connection with any claim for such brokerage commission. Further, each of Prime Tenant and Subtenant represents and warrants that it has dealt with no brokers other than those brokers whose fees are to be paid by Prime Tenant. Subtenant hereby indemnifies and agrees to protect, defend and hold us harmless against any liability, loss, damage, cost or expense (including but not limited to counsel fees) in connection with any claim for any brokerage commission by any person acting for Subtenant or claiming any commission on the basis of contracts or dealings with Subtenant.

         11. Neither Landlord nor Landlord's representatives have made any representations or promises with respect to the Sublet Premises, including without limitation, whether or not the Sublet Premises is subject to another sublease. Without limiting the generality of the foregoing, Subtenant acknowledges and agrees (a) that Subtenant has been afforded ample opportunity to inspect the Sublet Premises and has investigated its condition to the extent Subtenant desires to do so, and (b) that Landlord has no obligation to remodel or to make any alterations or improvements to the Sublet Premises. The taking of possession of the Sublet Premises by Subtenant pursuant to the Sublease shall be conclusive evidence, as between Subtenant and Landlord, that Subtenant has accepted the same in its then "as is" condition, subject to Landlord's repair and maintenance obligations under the Prime Lease.

         12. Prime Tenant and Subtenant understand and acknowledge that Landlord's consent hereto is not a consent to any improvement or alteration work being performed in the Sublet Premises, and that Landlord's consent must be separately sought in accordance with the provisions of the Prime Lease.

         13. In the event of any action at law or in equity between or among Landlord and Prime Tenant and Subtenant to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including actual attorneys' fees (including costs and expenses incurred in connection with all appeals) incurred therein by such successful party, and such costs, expenses and attorneys' fees may be included in and as part of such judgment. A successful party shall be any party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment.

         14. Without limiting the generality of paragraph 3 above, Landlord shall have no responsibility to provide (or liability for not providing) any additional space for which Subtenant has any option or right under the Sublease unless Landlord at its option elects to provide the same and Subtenant hereby releases Landlord from any obligation it may otherwise have to provide same, and agrees that Subtenant shall have no right to cancel the Sublease, abate rent or assert any claim against Landlord if any such additional space is not provided.

         15. All notices hereunder to Landlord, Prime Tenant or Subtenant shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or nationally recognized courier service to the parties at the following addresses (or at such other addresses as shall be given in writing by any party to the others in the manner provided in this paragraph) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such Express Mail or courier service:

                  LANDLORD'S ADDRESS:

                  As provided pursuant to the Prime Lease

                  PRIME TENANT'S ADDRESS:

                  As provided pursuant to the Prime Lease

                  SUBTENANT'S ADDRESS:

                  3DO Company

Cygnus, Inc.
February 25, 1999
Page 5


                  600 Galveston Drive
                  Redwood City, CA  94063
                  Attention:  Chief Financial Officer

In the event of any strike or occurrence of another similar event which interrupts mail service or nationally recognized courier service, notices may be served personally upon an individual, partner, or an officer or director of a corporation which is or is part of the party being served hereunder.

         16. This Consent Letter may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Consent Letter. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

         17. This Consent Letter shall be of no force or effect unless, within thirty (30) days from the date hereof, Prime Tenant (as Prime Tenant) and Subtenant execute and deliver to Landlord a copy of this consent, which execution and delivery shall indicate Prime Tenant and Subtenant's acknowledgment of and agreement to the foregoing terms and conditions and shall constitute Subtenant's acknowledgment that it has received a copy of the Prime Lease from Prime Tenant.

         18. In connection with this consent, Landlord is contemporaneously providing a separate letter of consent to Heartport, Inc., a Delaware corporation ("Heartport") in connection with the assignment of lease by Heartport to The 3DO Company of certain space located at 525 Chesapeake Drive, Redwood City, California.

         19. Notwithstanding any provision to the contrary herein or in the Prime Lease, with respect to the Sublet Premises, Prime Tenant and Subtenant shall be allowed to use any hazardous substance or Hazardous Material (as defined in the Rider to the Prime Lease) in insignificant amounts typically found or used in general office applications, without being required to comply with the reporting obligations set forth in Section 1.4 of the Rider to the Prime Lease, so long as (i) such substances are maintained only in such quantities as are reasonably necessary for Prime Tenant's and Subtenant's operations in the Sublet Premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor and all applicable laws, (iii) such substances are not disposed of in or about the Building or the Project in a manner which would constitute a release or discharge thereof, and
(iv) all such substances are removed from the Building and the Project by Subtenant or Prime Tenant upon the expiration or earlier termination of the Sublease. NOTWITHSTANDING ANY PROVISION OF THE PRECEDING SENTENCE TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL PRIME TENANT OR SUBTENANT EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES OR BUILDING, AND ALL PROVISIONS OF THE THIRD PARAGRAPH OF PARAGRAPH 9 OF THE PRIME LEASE APPLY TO PRIME TENANT AND SUBTENANT WITH RESPECT TO THE SUBLET PREMISES. Prime Tenant or Subtenant shall, within thirty (30) days after demand therefor, provide to Landlord a written list identifying any Hazardous Material then maintained by the occupant of the Sublet Premises, the use of each such Hazardous Material so maintained together with written certification stating, in substance, that neither Prime Tenant, Subtenant nor any person for whom the certifying party is responsible has released or discharged any Hazardous Material in or about the Building or the Project. Landlord's right of entry under the Prime Lease shall include the right to enter and inspect the Premises for violations of Prime Tenant's and Subtenant's covenants herein.

Cygnus, Inc.
February 25, 1999
Page 6


         20. Landlord, Prime Tenant and Subtenant agree that the release and waiver of subrogation provisions stated in Section 19 of the Prime Lease shall be deemed a three party agreement binding among and inuring to the benefit of Landlord, Prime Tenant and Subtenant in connection with the Subleased Premises.

                                  Very truly yours,
                                  Landlord:

                                  METROPOLITAN LIFE INSURANCE COMPANY,
                                  a New York corporation

                                  By:  /s/ Edward J. Hayes
                                      -----------------------------------
                                  Its:  Assistant Vice President
                                      -----------------------------------

ACKNOWLEDGED AND AGREED:

Cygnus, Inc.,
a Delaware corporation

By:  /s/ Barbara G. McClung
   -----------------------------------

Its:  Vice President & General Counsel
   -----------------------------------

SUBTENANT:

The 3DO Company,
a Delaware corporation

By:  /s/ John Adams
   -----------------------------------
Its:         CFO
   -----------------------------------

The 3DO Company,
a California corporation

By:  /s/ John Adams
   -----------------------------------
Its:         CFO
   -----------------------------------

Cygnus, Inc.
February 25, 1999
Page 7


                                    EXHIBIT A

                   [ATTACH FULL COPY OF SUBLEASE AS EXHIBIT A]

Cygnus, Inc.
February 25, 1999
Page 8


                                    EXHIBIT B

                                      None

Cygnus, Inc.
February 25, 1999
Page 9

                                    EXHIBIT C

                                      None